Conflict Minerals Report of Illumina Inc.
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Mineral Report of Illumina for calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.    Introduction

The intent of this Conflict Minerals Report (CMR) is to describe Illumina’s due diligence process following Rule 13p-1 requirements. Per Rule 13p-1, due diligence is used to support a company’s determination whether or not there is evidence that the smelters or refiners within its supply chain are sourcing minerals that are considered “DRC Conflict Free”, that have “not been found to be DRC Conflict Free”, or that are “DRC Conflict Undeterminable”.

2.    Product Description

Illumina manufactures products that may contain 3TG.

Suppliers were requested to use the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) to identify 3TG smelters and refiners (SORs) and associated countries of origin. Below is a summary of verified smelters¹:

Smelter	Mineral	Certification
Aida Chemical Industries Co. Ltd.	Gold	None
Allgemeine Gold- und Silberscheideanstalt A.G.	Gold	CFSP; LBMA; RJC
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	LBMA
AngloGold Ashanti Mineração Ltda	Gold	CFSP; LBMA
Argor-Heraeus SA	Gold	CFSP; LBMA
Asahi Pretec Corporation	Gold	CFSP; LBMA
Asaka Riken Co Ltd	Gold	None
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	LBMA
Aurubis AG	Gold	LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	LBMA
Boliden AB	Gold	LBMA
Caridad	Gold	None
Cendres & Métaux SA	Gold	LBMA
Central Bank of the DPR of Korea	Gold	None
Chimet SpA	Gold	CFSP; LBMA
Chugai Mining	Gold	None
Codelco	Gold	None

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1 Verified smelters are those listed by the EICC. (CFSP - Conflict Free Smelter Program, LBMA - The London Bullion Market Association, TI-CMC - Tungsten Industry-Conflict Minerals Council, RJC - Responsible Jewelry Council)

Smelter	Mineral	Certification
Daejin Indus Co. Ltd	Gold	None
DaeryongENC	Gold	None
Do Sung Corporation	Gold	None
Dowa	Gold	CFSP
FSE Novosibirsk Refinery	Gold	None
Heimerle + Meule GmbH	Gold	None
Heraeus Ltd Hong Kong	Gold	CFSP; LBMA
Heraeus Precious Metals GmbH & Co. KG	Gold	CFSP; LBMA
Hwasung CJ Co. Ltd	Gold	None
Inner Mongolia Qiankun Gold and Silver Refinery	Gold	LBMA
Ishifuku Metal Industry Co., Ltd.	Gold	CFSP; LBMA
Istanbul Gold Refinery	Gold	CFSP; LBMA
Japan Mint	Gold	LBMA
Jiangxi Copper Company Limited	Gold	LBMA
Johnson Matthey Inc	Gold	CFSP; LBMA
Johnson Matthey Limited	Gold	CFSP; LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	LBMA
JSC Uralectromed	Gold	LBMA
JX Nippon Mining & Metals Co., Ltd	Gold	CFSP; LBMA
Kazzinc Ltd	Gold	LBMA
Kennecott Utah Copper LLC	Gold	CFSP; RJC
Kojima Chemicals Co. Ltd	Gold	CFSP
Korea Metal Co. Ltd	Gold	None
Kyrgyzaltyn JSC	Gold	LBMA
L' azurde Company For Jewelry	Gold	LBMA
LS-Nikko Copper Inc	Gold	CFSP; LBMA
Materion	Gold	CFSP
Matsuda Sangyo Co. Ltd	Gold	CFSP; LBMA
Metalor Technologies (Hong Kong) Ltd	Gold	CFSP; LBMA; RJC
Metalor Technologies SA	Gold	CFSP; LBMA; RJC
Metalor USA Refining Corporation	Gold	CFSP; LBMA; RJC
Met-Mex Peñoles, S.A.	Gold	LBMA
Mitsubishi Materials Corporation	Gold	CFSP; LBMA
Mitsui Mining and Smelting Co., Ltd.	Gold	CFSP; LBMA
Moscow Special Alloys Processing Plant	Gold	LBMA
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	LBMA
Navoi Mining and Metallurgical Combinat	Gold	LBMA
Nihon Material Co. LTD	Gold	CFSP; LBMA
Ohio Precious Metals LLC.	Gold	CFSP; LBMA
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	Gold	LBMA
OJSC Kolyma Refinery	Gold	LBMA
PAMP SA	Gold	CFSP; LBMA
Pan Pacific Copper Co. LTD	Gold	None
Prioksky Plant of Non-Ferrous Metals	Gold	LBMA
PT Aneka Tambang (Persero) Tbk	Gold	LBMA
PX Précinox SA	Gold	LBMA
Rand Refinery (Pty) Ltd	Gold	CFSP; LBMA
Royal Canadian Mint	Gold	CFSP; LBMA

Smelter	Mineral	Certification
Sabin Metal Corp.	Gold	None
SAMWON METALS Corp.	Gold	None
Schone Edelmetaal	Gold	LBMA
SEMPSA Joyeria Plateria SA	Gold	CFSP; LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Gold	LBMA
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	LBMA
Solar Applied Materials Technology Corp.	Gold	CFSP; LBMA
Sumitomo Metal Mining Co. Ltd.	Gold	CFSP; LBMA
Suzhou Xingrui Noble	Gold	None
Tanaka Kikinzoku Kogyo K.K.	Gold	CFSP; LBMA
The Great Wall Gold and Silver Refinery of China	Gold	LBMA
The Refinery of Shandong Gold Mining Co. Ltd	Gold	LBMA
Tokuriki Honten Co. Ltd	Gold	CFSP; LBMA
Torecom	Gold	None
Umicore Brasil Ltda	Gold	LBMA
Umicore SA Business Unit Precious Metals Refining	Gold	CFSP; LBMA
United Precious Metal Refining, Inc.	Gold	CFSP
Valcambi SA	Gold	CFSP; LBMA
Western Australian Mint trading as The Perth Mint	Gold	CFSP; LBMA
Xstrata Canada Corporation	Gold	None
Yokohama Metal Co Ltd	Gold	None
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	LBMA
Zijin Mining Group Co. Ltd	Gold	LBMA
Conghua Tantalum and Niobium Smeltry	Tantalum	CFSP
Duoluoshan	Tantalum	CFSP
Exotech Inc.	Tantalum	CFSP
F&X	Tantalum	CFSP
Gannon & Scott	Tantalum	None
Global Advanced Metals	Tantalum	CFSP
H.C. Starck GmbH	Tantalum	CFSP
Hi-Temp	Tantalum	CFSP
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Tantalum	None
JiuJiang Tambre Co. Ltd.	Tantalum	CFSP
Kemet Blue Powder	Tantalum	CFSP
King-Tan Tantalum Industry Ltd	Tantalum	None
Mitsui Mining & Smelting	Tantalum	CFSP
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CFSP
Plansee	Tantalum	CFSP
RFH	Tantalum	CFSP
Solikamsk Metal Works	Tantalum	CFSP
Taki Chemicals	Tantalum	CFSP
Tantalite Resources	Tantalum	CFSP
Tantalum	Tantalum	None
Telex	Tantalum	CFSP
Ulba	Tantalum	CFSP
Zhuzhou Cement Carbide	Tantalum	CFSP
CNMC (Guangxi) PGMA Co. Ltd.	Tin	None
Cookson	Tin	CFSP

Smelter	Mineral	Certification
Cooper Santa	Tin	None
CV Duta Putra Bangka	Tin	None
CV Gita Pesona	Tin	None
CV JusTindo	Tin	None
CV Makmur Jaya	Tin	None
CV Nurjanah	Tin	None
CV Prima Timah Utama	Tin	None
CV Serumpun Sebalai	Tin	None
CV United Smelting	Tin	None
EM Vinto	Tin	None
Fenix Metals	Tin	None
Geiju Non-Ferrous Metal Processing Co. Ltd.	Tin	CFSP
Gejiu Zi-Li	Tin	None
Gold Bell Group	Tin	None
Huichang Jinshunda Tin Co. Ltd	Tin	None
Jiangxi Nanshan	Tin	None
Kai Unita Trade Limited Liability Company	Tin	None
Linwu Xianggui Smelter Co	Tin	None
Liuzhou China Tin	Tin	None
Malaysia Smelting Corporation (MSC)	Tin	CFSP
Metallo Chimique	Tin	None
Mineração Taboca S.A.	Tin	CFSP
Minmetals Ganzhou Tin Co. Ltd.	Tin	None
Minsur	Tin	CFSP
Novosibirsk Integrated Tin Works	Tin	None
PT Alam Lestari Kencana	Tin	None
PT Artha Cipta Langgeng	Tin	None
PT Babel Inti Perkasa	Tin	None
PT Babel Surya Alam Lestari	Tin	None
PT Bangka Kudai Tin	Tin	None
PT Bangka Putra Karya	Tin	None
PT Bangka Timah Utama Sejahtera	Tin	None
PT Bangka Tin Industry	Tin	None
PT Belitung Industri Sejahtera	Tin	None
PT BilliTin Makmur Lestari	Tin	None
PT Bukit Timah	Tin	CFSP
PT DS Jaya Abadi	Tin	None
PT Eunindo Usaha Mandiri	Tin	None
PT Fang Di MulTindo	Tin	None
PT HP Metals Indonesia	Tin	None
PT Karimun Mining	Tin	None
PT Koba Tin	Tin	None
PT Mitra Stania Prima	Tin	None
PT Panca Mega	Tin	None
PT Refined Bangka Tin	Tin	None
PT Sariwiguna Binasentosa	Tin	None
PT Seirama Tin investment	Tin	None
PT Stanindo Inti Perkasa	Tin	None

Smelter	Mineral	Certification
PT Sumber Jaya Indah	Tin	None
PT Tambang Timah	Tin	None
PT Timah	Tin	None
PT Timah Nusantara	Tin	None
PT Tinindo Inter Nusa	Tin	None
PT Tommy Utama	Tin	None
PT Yinchendo Mining Industry	Tin	None
Thaisarco	Tin	CFSP
White Solder Metalurgia	Tin	CFSP
Yunnan Chengfeng	Tin	None
Yunnan Tin Company Limited	Tin	CFSP
A.L.M.T. Corp.	Tungsten	None
ATI Tungsten Materials	Tungsten	None
Chaozhou Xianglu Tungsten Industry Co Ltd	Tungsten	None
China Minmetals Nonferrous Metals Co Ltd	Tungsten	None
Chongyi Zhangyuan Tungsten Co Ltd	Tungsten	None
Dayu Weiliang Tungsten Co., Ltd.	Tungsten	None
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	TI-CMC
Ganzhou Grand Sea W & Mo Group Co Ltd	Tungsten	None
Global Tungsten & Powders Corp	Tungsten	TI-CMC
HC Starck GmbH	Tungsten	TI-CMC
Hunan Chenzhou Mining Group Co	Tungsten	None
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Tungsten	None
Japan New Metals Co Ltd	Tungsten	None
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Tungsten	None
Jiangxi Tungsten Industry Group Co Ltd	Tungsten	None
Kennametal Inc.	Tungsten	TI-CMC
Tejing (Vietnam) Tungsten Co Ltd	Tungsten	TI-CMC
Tungsten	Tungsten	None
Wolfram Bergbau und Hütten AG	Tungsten	TI-CMC
Wolfram Company CJSC	Tungsten	TI-CMC
Xiamen Tungsten Co Ltd	Tungsten	TI-CMC
Zhuzhou Cemented Carbide Group Co Ltd	Tungsten	None

Countries of Origin for these SORs are believed to include:

Argentina, Australia, Austria, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC-Congo, Ethiopia, Ghana, Guinea, Indonesia, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, South Africa, South Korea, Spain, Taiwan Tajikistan, Tanzania, Thailand, United States, Uzbekistan, Zambia

3.    Design of Due Diligence Measures Planning

Illumina’s due diligence process is based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements2. It is important to note that the OECD Guidance was written for both upstream3 and downstream4 companies in the supply chain. As Illumina is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

4.    Due Diligence Measures Implemented

Due Diligence measures undertaken by Illumina included the following:

•	Adopt a conflict minerals policy. Our conflict minerals policy is publicly available at www.Illumina.com.

•	Assemble an internal team to support supply chain due diligence

•	Establish a system of controls and transparency over the mineral supply chain

•	Implement internal measures taken to strengthen company engagement with suppliers

•	Establish a company-level grievance mechanism

•	Identify the Smelters or Refiners (SORs) in the supply chain

•	Design and implement a strategy to respond to supply chain risks

•	Carry out independent third-party audit of SOR due diligence if required

•	Report Annually on Supply Chain Due Diligence. The Form SD and CMR contained herein and publicly available at www.Illumina.com.

5.    Steps to Improve Due Diligence
Illumina will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•	Continue to assess the presence of 3TG in its supply chain

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•	Increase the response rate for RCOI process

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program

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2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
3 Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
4 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.